Exhibit 99.2 - Press Release

Thursday, November 2, 2000

Press Release

SOURCE: Fairfield Communities, Inc.; Cendant Corporation

CENDANT CORPORATION TO ACQUIRE FAIRFIELD COMMUNITIES,
INC. FOR APPROXIMATELY $635 MILLION IN CASH OR CASH AND
STOCK

Acquisition Expected to be Immediately Accretive to Cendant's Earnings Fairfield Will Expand Cendant's RCI Vacation Exchange Business

NEW YORK, NY AND ORLANDO, FL, NOVEMBER 2, 2000 - Cendant Corporation (NYSE:CD) and Fairfield Communities, Inc. (NYSE: FFD) today announced that they have signed a definitive agreement for Cendant to acquire all of the outstanding common stock of Fairfield Communities at $15 per share, or approximately $635 million in aggregate. At least 50% of the consideration will be in cash; the balance will either be in cash or Cendant common stock, at Cendant's election. The final acquisition price may increase to a maximum of $16 per share depending on a formula based on the average trading price of Cendant stock over a twenty trading day period prior to the closing of the transaction. The transaction is subject to customary conditions and the approval of Fairfield's shareholders.

The acquisition is expected to be immediately accretive to Cendant earnings and is expected to close in early 2001.

Fairfield Communities, with more than 324,000 vacation-owning households, is the largest vacation ownership company in the United States, marketing and managing resort properties at 33 locations in 12 states and the Bahamas. This year over 625,000 families will visit Fairfield resorts. Fairfield operates over 32 dedicated sales centers and manages over 110 timeshare and whole ownership resort associations.

For the twelve months ended September 30, 2000 Fairfield recorded revenues of approximately $560 million, an 18% increase over the comparable twelve months ended September 30, 1999. Net earnings for the twelve months ended September 30, 2000 rose over 20% to approximately $64 million as compared with $53 million in the prior period.

Cendant Chairman, President and CEO, Henry R. Silverman stated: "Fairfield is known throughout the resort industry for its strong management and outstanding sales and marketing capabilities. This acquisition will enable Cendant to expand our timeshare product offerings to our customers: timeshare developers. We can now offer Fairfield's proven systems along with Cendant's own core competencies in vacation exchange, travel agency, consulting and technology to current and prospective affiliates within the vacation ownership industry."

Stephen P. Holmes, Chairman, Cendant Travel Division, said: "Since we purchased RCI in 1996, timeshare has been an important core element in our Travel Division. Expanding our presence in this fast-growing industry with one of the recognized leaders will position us to accelerate the Travel Division's growth."

Fairfield President and CEO, Jim Berk stated: "This acquisition combines Cendant's infrastructure and global network systems with Fairfield's core competencies of sales and marketing, resort management, and consumer financing. Together we have all the components necessary to drive significant growth in the vacation ownership industry."

The definitive agreement provides that if Cendant elects to use its common stock as merger consideration, within a range of Cendant stock prices, the number of Cendant common shares to be issued per share of Fairfield Communities common stock will be increased to maintain the value of the consideration to be paid at $15 per share. Furthermore, if Cendant's stock price increases prior to closing of the transaction, the value of the consideration to be paid to Fairfield Communities shareholders will increase, but shall not exceed $16 per share.

As part of the transaction, Fairfield may, at the request of Cendant, spin off the property development portion of its business to Fairfield shareholders prior to the completion of the transaction. The new independent property development company would continue to serve as a developer of timeshare resorts. Cendant would serve as the exclusive sales and marketing agent for such facilities and would also provide property management and consumer financing services. The definitive agreement also permits Cendant, at its option, to modify or eliminate the spin-off by Fairfield Communities of its property development business.

An investor conference call and simultaneous Webcast to discuss this transaction will begin promptly at 11:00 a.m. on November 2, 2000. The dial-in period will commence at 10:45 a.m. The dial in number is (800) 314-7867. To listen to the Webcast, visit the Investor Center portion of the Cendant Web site (http://www.cendant.com) and install the necessary audio software.

A replay of the call will be available beginning at 2:00 p.m. on November 2, 2000 by dialing (719) 457-0820 (access code 774344) or by visiting http://www.cendant.com . The telephone replay will be available until 8:00 p.m. on November 6, 2000.

Statements about future results made in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. These statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict including the outcome of litigation. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Form 10-K for the year ended December 31, 1999 for Fairfield and in the Form 10-Q for the quarter ended June 30, 2000 for Cendant.

Cendant Corporation is a global provider of real estate, travel and direct marketing related consumer and business services. The Company's core competencies include building franchise systems, providing outsourcing solutions and direct marketing. As a franchiser, Cendant is among the world's leading franchisers of real estate brokerage offices, hotels, rental car agencies, and tax preparation services. As a provider of outsourcing solutions, Cendant is a major provider of mortgage services to consumers, the global leader in employee relocation, and the world's largest vacation exchange service. In direct marketing, Cendant provides access to insurance, travel, shopping, auto, and other services primarily to customers of its affinity partners. Other business units include NCP, the UK's largest private car park operator, and Wizcom, an information technology services provider. Headquartered in New York, NY, the Company has approximately 28,000 employees and operates in over 100 countries.

More information about Cendant, its companies, brands and current SEC filings may be obtained by calling 877-4INFO-CD (877-446-3623) or by visiting the Company's web site at www.cendant.com.

Additional information about Fairfield Communities, Inc. can be obtained by visiting the company's web site at www.efairfield.com.

In connection with the proposed transaction, Cendant Corporation will file a Registration Statement on Form S-4 and Fairfield Communities, Inc. will file a Proxy Statement, each with the Securities and Exchange Commission. Investors and security holders are advised to read the registration statement on Form S-4 and the Proxy Statement when they becomes available, because they will contain important information. Investors and security holders may obtain a free copy of the Registration Statement on Form S-4 and the Proxy Statement (when available) and other documents filed by Cendant Corporation and Fairfield Communities with the SEC at the SEC's web site at http://www.sec.gov. Free copies of the Registration Statement on Form S-4, once available, and Cendant Corporation's other filings with the SEC may also be obtained from Cendant Corporation via its' web site at http://www.cendant.com or by directing a request to Investor Relations, Cendant Corporation, 9 West 57th Street, New York, NY 10019. Free copies of the Proxy Statement filed by Fairfield Communities may be obtained by directing a request to Investor Relations, Fairfield Communities, 8669 Commodity Circle, #200, Orlando, FL 32819.


FOR CENDANT                                    FOR FAIRFIELD
Media Contact:                                 Media Contact:
Elliot Bloom                                   Stacey Nield or Steve
DiMattia
212-413-1832                                   Morgen-Walke Associates
                                               212-850-5600
Investor Contacts:
Sam Levenson                                   Investor Contact:
212-413-1834                                   Robert W. Howeth
                                               Chief Financial Officer
Denise Gillen                                  407-370-5250
212-413-1833



SOURCE: Fairfield Communities, Inc.; Cendant Corporation